UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events.

On April 2, 2007, Global Locate filed a complaint under Section 337 of the Tariff Act of 1930, as Amended, (Section 337) requesting that the United States International Trade Commission (ITC) commence an investigation of certain GPS devices and products made for, by, or sold by or for SiRF Technology, Inc. (SiRF) and four of its customers. As a result, on April 30, 2007, the ITC instituted an action entitled “In the Matter of Certain GPS Devices and Products Containing Same,” ITC Investigation No. 337-TA-602. Upon its acquisition of Global Locate, Broadcom Corporation was subsequently added as an additional Complainant to the Investigation. The ITC hearing started on April 28, 2008, and ended on May 13, 2008.

On August 8, 2008, the Administrative Law Judge issued a Notice regarding the Initial Determination in this matter. This Notice contained conclusions of law that all 6 of the asserted Broadcom patents (1) had an existing domestic industry, (2) were valid, and (3) were infringed by certain of SiRF’s products. On August 22, 2008, the Administrative Law Judge issued a Recommended Determination on Remedy and Bonding (the Recommendation) in this matter, which recommended to the Commission that, if a violation of Section 337 has occurred (1) those of SiRF’s products that are accused products in the investigation, if found to infringe a patent at issue in the investigation, should be excluded from the United States, (2) any exclusion order should extend to products containing any of such SiRF products that may be found to infringe, and (3) a Cease and Desist Order should issue prohibiting SiRF from importing or selling imported those such SiRF products which may be found to infringe any asserted patent. On August 25, 2008, SiRF filed a Petition to Review the Initial Determination with the ITC. In addition to SiRF’s Petition, the ITC’s Office of Unfair Import Investigations also independently filed a Petition for Review of the Initial Determination.

On October 9, 2008, the ITC issued a Notice indicating that it had determined to review in part the Initial Determination. Specifically, the ITC has determined to review (1) the Administrative Law Judge’s finding that Global Locate has standing to assert U.S. Patent No. 6,606,346, a patent that was asserted by Global Locate against a certain SiRF hardware product; (2) the Administrative Law Judge’s finding that SiRF directly infringes claim 1 of U.S. Patent No. 6,704,651 (asserted against certain SiRF software) through its commercial activities; and (3) the Administrative Law Judge’s finding that SiRF directly infringes claim 1 of U.S. Patent No. 6,651,000 (also asserted against certain SiRF software) through its commercial activities. The ITC determined not to review the remaining issues presented by SiRF and by the Office of Unfair Import Investigations in their Petitions for Review, including issues related to the Administrative Law Judge’s finding of infringement of U.S. Patents Nos. 6,417,801, 6,937,187, and 7,158,080 (each of which was also asserted against certain SiRF software); the Administrative Law Judge had found that each of those patents was infringed by SiRF’s commercial activities. Additionally, both SiRF and Broadcom will have an opportunity to present their positions to the ITC concerning the scope of any orders that may be entered by the ITC, the amount of any bond which may be required to be posted during the 60 day review period when importation of SiRF’s products are allowed to continue and any public interest factors that would weigh against preventing the importation of certain SiRF products.

The ITC’s Final Determination is scheduled to be issued no sooner than December 8, 2008, the scheduled date for the ITC’s investigation to conclude.

If the ITC determines to issue an exclusion order, the President of the United States will have 60 days to review the order and possibly disapprove the order on public interest grounds. It may well be that the President, acting though the United States Trade Representative, will not find any compelling circumstances to disapprove the order. During the 60-day Presidential review period, SiRF may continue importation of its accused products subject to an import bond being posted; however, that after concluding its investigation in December, the ITC may not decide to adopt the Initial Determination, in whole or in part, and similarly the ITC may not decide to accept the Recommendation in whole or in part.

Currently there is no ban on shipment of SiRF’s or its customers’ products. The ITC will not make any final determination until December after the ITC has finished its investigation.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this Form 8-K, including but not limited to statement regarding our presentation to the ITC and any appeal, the outcome or impact of any determination by the ITC or its process, the ability to ensure that customers can ship products into the U.S. and/or get the full benefits of our innovations, are forward-looking statements and assumptions underlying forward-looking statements, each within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “may,” “will,” “opportunity,” “scheduled,” “if” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees and should not be considered as an indication of future performance. Actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the success of our arguments before the ITC and any appeal we file, the ITC’s final determination and related remedies, our ability to provide customers with alternative solutions and whether customers find those acceptable, our ability to maintain our customer base, and the success of our litigation strategy. Risks and uncertainties related to SiRF are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/S/ KANWAR CHADHA
Kanwar Chadha Vice President of Marketing

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